                                    AGREEMENT

This Agreement, dated as of February 16, 1998 (the "Agreement"), is made by and between TGIS Partners ("TGIS" or "Nominee" in TGIS's capacity as the nominee and agent of the Beneficial Owner as set forth in this Agreement), a New York General Partnership, whose address for the purposes of this Agreement is c/o Bertrand H. Weidberg, Esq., 33 Silver Crescent, Irvine, CA 92612-3611 and the person identified on the signature page of this Agreement as the "Beneficial Owner."

WHEREAS, Robert H. Davies ("Davies") (i) is a partner in TGIS and consequently owns beneficially shares of LogistiCare, Inc. ("LCI," previously known as Automated Dispatch Solutions, Inc.) Common Stock, par value $.01 per share ("Common Stock"*) held of record by TGIS; (ii) will receive from TGIS a capital distribution of certain shares of Common Stock); and (iii) has decided to sell to the Beneficial Owner the number of shares of Common Stock identified on the signature page of this Agreement and hereinafter referred to as the "Shares"* at a price of $2.50 per share ("Per Share Price").

WHEREAS, Beneficial Owner desires to have Nominee act on behalf of Beneficial Owner to purchase from Davies and hold the Shares for the exclusive benefit of Beneficial Owner; and

WHEREAS, Nominee is willing to act on behalf of Beneficial Owner in connection with the activities described in the preceding premise and related matters.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.(a) Beneficial Owner hereby appoints Nominee to act as Beneficial Owner's nominee and agent in connection with the activities described in this Agreement.

(b) Nominee hereby accepts such appointment and shall execute its duties hereunder, as the nominee and agent of Beneficial Owner, in good faith and to the best of its ability.

2.(a) Beneficial Owner hereby authorizes and directs Nominee, on behalf of Beneficial Owner, to enter into a Stock Purchase Agreement in substantially the form of Exhibit I attached to this Agreement ("Stock Purchase Agreement") and to purchase the Shares for the sole benefit of Beneficial Owner.

(b) Beneficial Owner hereby confirms, for the benefit of the Nominee, that the representations, warranties and acknowledgments of the "Purchaser" in the Stock

----------
* As used herein "Common Stock" and "Shares" refer only to LCI Common Stock, $.01 par value per share, after giving effect to the 5 for 1 split of Common Stock and the change in par value (back to $.01 after the split) approved by the LCI Board of Directors on August 13, 1997.

Purchase Agreement are true and correct as applied to the Beneficial Owner, as if Beneficial Owner were the "Purchaser" thereunder with respect to the Shares. Beneficial Owner shall indemnify and hold harmless Nominee and its present and former partners, agents, employees and counsel (each, an "Indemnified Party") from all claims, losses and damages incurred by an Indemnified Parity by reason
(i) of the fact that any such representations, warranties and acknowledgments of the "Purchaser" in the Stock Purchase Agreement are not true and correct or (ii) the Nominee's acting on behalf of the Beneficial Owner pursuant to this Agreement, except for any act or omission of Nominee that constitutes willful misconduct or gross negligence.

(c) Beneficial Owner herewith delivers to Nominee a check ("Check") payable to the order of "TGIS Partners, as Nominee" in an amount equal to the sum of (i)
(A) the Per Share Price multiplied by (B) the number of Shares ("Total Purchase Price") and (ii) (A) $.10 multiplied by (B) the number of Shares ("Administration Costs"). The Total Purchase Price, the Administration Costs (which are intended reflect Nominee's administrative and legal costs relating to its performing the services contemplated by this Agreement) and the amount of the Check are set forth on the signature page to this Agreement.

(d) If the sale of the Shares is canceled by Davies, as permitted by the Stock Purchase Agreement, Nominee shall immediately upon the occurrence of such event either (i) return the Check to Beneficial Owner or (ii) deliver to Beneficial Owner a check payable to the order of Beneficial Owner in an amount equal to the amount of the Check.

3. Nominee will, , as the nominee of Beneficial Owner, as soon as practicable after the "Closing Date" as defined in the Stock Purchase Agreement and at no cost to Beneficial Owner

(a) execute and deliver to Davies the Stock Purchase Agreement and pay to Davies the Total Purchase Price, against receipt by Nominee of the Stock Purchase Agreement and a blank stock transfer power ("Davies Stock Power") relating to the Shares, both duly signed by Davies;

(b) deliver to LCI stock certificates, registered in the name of TGIS, representing a number of shares of Common Stock at least equal to the number of Shares, together with (i) a blank stock transfer power from TGIS and instructions to transfer a number of shares of Common Stock equal to the number of Shares from TGIS into the name of "Davies" and (ii) a blank stock transfer power from Davies and instructions (A) to transfer a number of shares of Common Stock equal to the number of Shares from Davies into the name of "TGIS Partners, as Nominee" and (B) to deliver to Nominee a stock certificate evidencing the Shares (as described in subparagraph (b)(ii)(A) above); and

(c) confirm to Beneficial Owner when Nominee has received a stock certificate evidencing the Shares, as contemplated by subparagraphs (b)(ii)(A) and (B) above.

4. Nominee will, at no cost to Beneficial Owner, hold the Shares (including any distributions, dividends, cash or securities made or given in respect of or in exchange for the Shares) for the sole benefit of Beneficial Owner; provided, however, Nominee will deliver to Beneficial Owner, immediately upon Nominee's receipt thereof, all cash and cash equivalents received by Nominee in respect of or in exchange for the Shares.

5. Nominee shall, at no cost to Beneficial Owner, assign, transfer and deliver to Beneficial Owner, free of all claims, liens and encumbrances (but subject, if applicable, a legend reflecting the investment intentions of the Beneficial Owner as contemplated by the Stock Purchase Agreement) (a) the stock certificate evidencing the Shares, (b) a blank stock transfer power from Nominee, and (c) any distribution, dividend or securities received by Nominee pursuant to paragraph 4. above and not previously delivered to Beneficial Owner, as soon as practicable after the date (the "Release Date") of the earliest to occur of any of the following events:

      (i) the decision of the Nominee to transfer record ownership of the Shares to the Beneficial Owner,

      (ii) the expiration of any "lock up" period required by the underwriters in LCI's initial public offering,

      (iii) the registration of all or any portion of the Shares under the Securities Act of 1933, as amended, or

      (iv) the first anniversary of this Agreement.

Nothing in this Agreement is intended or shall operate to restrict the right of Beneficial Owner to transfer the Shares, provided the transferee agrees to appoint Nominee as such transferee's nominee and agent pursuant to an agreement of like tenor to this Agreement.

6. Beneficial Owner hereby gives to Nominee an irrevocable proxy to vote the Shares, in such manner and for such purposes as Nominee deems advisable until the Release Date; provided, however, Nominee shall vote the Shares in the same manner as TGIS votes its shares of Common Stock.

7.(a) All representations, warranties, covenants and agreements contained in this Agreement shall be binding upon and inure to the benefit of their respective successors and assigns of the parties hereto, whether or not so expressed.

(b) All notices and other communications hereunder or pursuant hereto shall, unless otherwise stated, be in writing and shall be sent by national overnight courier service or certified mail, return receipt requested, with postage prepaid and addressed as follows:

      (i) if to Nominee, at Nominees' address indicated at the beginning of this Agreement; and

      (ii) if to Beneficial Owner, at his address set forth beneath his signature below; or

      (iii) to such other address as shall have been furnished in writing by such party to the other parties.

(c) This Agreement shall be governed in accordance with the laws of the State of New Jersey, as a contract executed, delivered and fully performed therein.

(d) This Agreement constitutes the entire agreement of, and supersedes all prior communications, agreements and representations between, the parties with respect to the subject matter hereof.

(e) The failure of any party to this Agreement at any time to require performance by the other parties to this Agreement of any provision of this Agreement shall not (i) affect the right of such party to require future performance of that or any other provision or (ii) be construed as a waiver of a continuing or succeeding breach or right under this Agreement. This Agreement may not be modified or amended except in writing signed by both parties.

(f) If any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect any other provision of this Agreement which shall remain in full force and effect.

(g) The parties to this Agreement hereby each knowingly, voluntarily and intentionally waive any right it may have to a trial by jury in respect to any litigation based on, arising out of, under or in connection with this Agreement or in furtherance of its objectives, any course of conduct or dealing, statements (verbal or written) or actions of any party.

(h) This Agreement may be executed in counterparts, each of which shall be deemed an original of this Agreement.

This Agreement is made and delivered as of the date first above written.

TGIS Partners ("TGIS" or "Nominee")

By /s/ William Weksel
  ------------------------------------
William Weksel, General Partner

/s/ Francis M. Sassano
--------------------------------------
Francis M. Sassano ("Beneficial Owner")
          (Social Security No. ###-##-####)
39 Acorn Road
Brewster, NY 10509

                                           No. of Shares:   2000
                                           Total Purchase Price:  $ 5000.
                                           Administration Cost::     200.
                                                                  -------
                                           Amount of Check        $ 5200.

                            STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement, dated as of February 16, 1998 (the "Agreement"), is made by and between Robert H. Davies (the "Seller"), c/o Bertrand H. Weidberg, Esq., 33 Silver Crescent, Irvine, CA 92611-3611 and the person whose name and address appears on the signature page of this Agreement (the "Purchaser").

WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to buy from Seller, the number of (post-5 for 1 split) shares (the "Shares"*) of the $.01 par value common stock ("Common Stock"*) of LogistiCare, Inc. ("LCI", which was previously known as Automated Dispatch Solutions, Inc.) set forth on the signature page of this Agreement, at a price of $2.50 per share. The total purchase price (the "Total Purchase Price") of the Shares is also set forth on the signature page of this Agreement.

NOW THEREFORE, in consideration of the premises and the promises of the parties set forth herein, Seller and Purchaser hereby agree as follows:

1. On the "Closing Date" (as defined in paragraph 4. below), (a) Purchaser will purchase and accept from Seller and (b) Seller will (subject to Seller's right of cancellation set forth in paragraph 3. below and receipt by Seller not later than February 27, 1998, of both (i) a signed copy of this Agreement and (ii) the Total Purchase Price) sell, assign, transfer and deliver to Purchaser, the Shares and all rights pertaining thereto to Purchaser.

2. Purchaser will purchase the Shares by delivering to Seller not later than February 27, 1998 a check payable to Seller's order in the amount of the Total Purchase Price. In addition, Purchaser will remit to Seller at his request the amount of any stock transfer or similar tax or levy, if any, that may be imposed by a government authority in respect of the purchase, sale, transfer or delivery of the Purchased Shares. (The amount of the Total Purchase Price and other funds remitted by Purchaser to Seller pursuant to this Agreement is herein sometimes called the "Remitted Funds.")

3. Notwithstanding anything herein or elsewhere to the contrary, Seller may cancel the sale of the Shares to Purchaser on or before the Closing Date (as defined in paragraph 4. below), if Seller (a) promptly gives notice of such cancellation to Purchaser and (b) delivers to Purchaser, not later than five days after Seller's notice

----------
* As used herein "Common Stock" and "Shares" refer only to LCI Common Stock $.01 par value per share, after giving effect to the 5 for 1 split of Common Stock and the change in par value (back to $.01 after the split) approved by the LCI Board of Directors on August 13, 1997.

to Purchaser canceling the sale of the Shares, Purchaser's checks(s) delivered to Seller pursuant to this Agreement or a check payable to Purchaser's order in an amount equal to the Remitted Funds. In the event that the sale of the Shares to Purchaser is canceled, Purchaser's only right shall be to obtain a refund of the Remitted Funds.

4. The Closing Date for the sale and purchase of the Shares shall occur on February 27, 1998 or on such other date not later than March 15, 1998 as to which Seller shall advise Purchaser in writing, unless the sale of the Shares is canceled as provided in paragraph 3. above.

5. As soon as practical after the Closing Date, Seller will deliver or cause to be delivered to Purchaser at his address shown below a share certificate, registered in Purchaser's name and evidencing the Shares.

6. Seller represents and warrants to Purchaser that (a) until the Closing Date or the earlier cancellation of the sale of the Shares as provided in paragraph
3. above, Seller will hold all Remitted Funds in a segregated bank account; (b) if Seller cancels the sale of the Shares as permitted by this Agreement, Seller will deliver to Purchaser, not later than five days after Seller's notice to Purchaser canceling the sale, Purchaser's checks(s) delivered to Seller pursuant to this Agreement or a check payable to Purchaser's order in an amount equal to the Remitted Funds; (c) on the Closing Date Seller will give to Purchaser good title to the Shares, free of all claims, liens and encumbrances; and (d) the Shares are fully paid and non-assessable.

7. Purchaser hereby represents and warrants to Seller that, as of the date of this Agreement and the Closing Date:

      (a) Purchaser is acquiring the Shares for his own account for the purposes of investment and not with a view to, or for sale in connection with, any distribution thereof;

      (b) Purchaser's investment in the Shares is reasonable in relation to his net worth and Purchaser (i) has all funds necessary and the financial ability to pay the Total Purchase Price, (ii) is able to bear the economic risk of an investment in the Shares, and (iii) is able to provide for the current needs and personal contingencies of himself and his family, all without experiencing any undue hardship;

      (c) Purchaser has been given the opportunity (i) to obtain and review any and all information, documents, agreements and data which Purchaser deems relevant to his decision to purchase the Shares and to make an investment in the Shares and (ii) to ask and receive answers to any and all questions that Purchaser considers appropriate in connection with his purchase of and investment in the Shares;

      (d) Purchaser has received all information that he requires with respect to the financial and business condition, plans and prospects of LCI;

      (e) Purchaser (i) is an experienced investor and has previously purchased minority interests in closely held corporations, (ii) personally has the requisite business knowledge to assess the relative merits and risks in purchasing the Shares, and (iii) has made an informed decision to purchase the Shares pursuant to this Agreement based upon his complete understanding of the risks, financial and business condition, plans and prospects of LCI;

      (f) Purchaser is relying exclusively on his own business judgment in making an investment in the Shares; and

      (g) Purchaser will notify Seller in writing immediately if there is any material change in the information represented by Purchaser in this paragraph 7.

8. Purchaser acknowledges that

      (a) Seller is partner in TGIS Partners, which has or may be deemed to have a controlling interest in LCI;

      (b) LCI has within the past year sold shares of Common Stock at prices less than $2.50 per share with the result that the book value of the Shares is diluted to an amount below the Total Purchase Price;

      (c) the Shares have not been and may not ever be registered under the Securities Act;

      (d) the Shares must be held by Purchaser indefinitely, unless a subsequent disposition thereof is registered under the Securities Act of 1933 or is exempt from such registration;

      (e) the exemption from registration afforded by Rule 144 under the Securities Act depends on the satisfaction of various conditions and that, if applicable, Rule 144 affords the basis of sales of the Shares only in limited amounts and under certain conditions; and

      (f) the certificate evidencing the Shares will bear a legend, and LCI will make a notation on its transfer books, to reflect Purchaser's investment intention, the unregistered status of the Shares and related matters.

9. (a) All representations, warranties, covenants and agreements contained in this Agreement shall be binding upon and inure to the benefit of their respective successors and assigns of the parties hereto, whether or not so expressed.

      (b) All notices, remittances and other communications hereunder or pursuant hereto shall, unless otherwise stated, be in writing and shall be sent by national overnight courier service or certified mail, return receipt requested, with postage prepaid and addressed as follows:

            (i) if to Seller, at Seller's address indicated at the beginning of this Agreement; and

            (ii) if to Purchaser, at his address set forth beneath his signature below; or

            (iii) to such other address as shall have been furnished in writing by such party to the other parties.

      (c) This Agreement shall be governed in accordance with the laws of the State of Delaware, as a contract executed, delivered and fully performed therein.

      (d) This Agreement constitutes the entire agreement of, and supersedes all prior communications, agreements and representations between, the parties with respect to the subject matter hereof.

      (e) The failure of any party to this Agreement at any time to require performance by the other parties to this Agreement of any provision of this Agreement shall not (i) affect the right of such party to require future performance of that or any other provision or (ii) be construed as a waiver of a continuing or succeeding breach or right under this Agreement. This Agreement may not be modified or amended except in writing signed by both parties.

      (f) If any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect any other provision of this Agreement which shall remain in full force and effect.

      (g) The parties to this Agreement hereby each knowingly, voluntarily and intentionally waive any right it may have to a trial by jury in respect to any litigation based on, arising out of, under or in connection with this Agreement or in furtherance of its objectives, any course of conduct or dealing, statements (verbal or written) or actions of any party.

      (h) This Agreement may be executed in counterparts, each of which shall be deemed an original of this Agreement.

This Agreement is made and delivered as of the date first above written.


---------------------------------
Robert H. Davies ("Seller")


/s/ Francis M. Sassano
---------------------------------
                         ("Purchaser")


                                                 Number of Shares:

                                                Total Purchase Price: $